Household Consumer Loan Trust, 1997-1
Series 1997-1 Owner Trust Calculations
Due Period Ending	Jul 31, 2003
Payment Date	Aug 15, 2003

Calculation of Interest Expense

Index (LIBOR)	1.106880%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2003	Jul 15, 2003	31
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	22,611,863	16,000,000	20,800,000	15,200,000	11,200,000	13,622,320
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.125%	0.250%	0.350%	0.650%	1.000%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	1.231880%	1.356880%	1.456880%	1.756880%	2.106880%
Interest/Yield Payable on the Principal Balance	23,986	18,695	26,094	22,996	20,320
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	23,986	18,695	26,094	22,996	20,320
Interest/Yield Paid	23,986	18,695	26,094	22,996	20,320

Summary

Beginning Security Balance	22,611,863	16,000,000	20,800,000	15,200,000	11,200,000	13,622,320
Beginning Adjusted Balance	22,611,863	16,000,000	20,800,000	15,200,000	11,200,000
Principal Paid	22,611,863	16,000,000	20,800,000	15,200,000	11,200,000	13,622,320
Ending Security Balance	0	0	0	0	0	0
Ending Adjusted Balance	0	0	0	0	0
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	0	0	0	0	0
Minimum Adjusted Balance		16,000,000	20,800,000	15,200,000	11,200,000	13,600,000
Certificate Minimum Balance					0
Ending OC Amount as Holdback Amount						0.00
Ending OC Amount as Accelerated Prin Pmts						0.00

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.0328760	$0.3894748	$0.4181785	$0.5042897	$0.6047527
Principal Paid per $1000	$30.9921367	$333.3333333	$333.3333333	$333.3333333	$333.3333333